UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2022

YUMANITY THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37695	20-8436652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Guest Street, Suite 4410 Boston, MA	02135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 409-5300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	YMTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On June 5, 2022, Yumanity Therapeutics, Inc. (“Yumanity”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Janssen Pharmaceutica NV (“Janssen”). Upon the terms and subject to the satisfaction of the conditions described in the Asset Purchase Agreement, including approval of the transaction by Yumanity’s stockholders, Yumanity will sell to Janssen (such transaction, the “Asset Sale”) all of its rights, title and interest in and to clinical-stage product candidate YTX-7739 as well as Yumanity’s unpartnered pre-clinical and discovery-stage product candidates and related intellectual property rights (the “Purchased Assets”) for a purchase price of $26,000,000 in cash. In connection with the closing of the Asset Sale, Yumanity plans to distribute any remaining available cash proceeds from the Asset Sale to Yumanity stockholders via a one-time dividend, net of any amounts retained for outstanding obligations and net cash requirements associated with the closing of the Merger described below.

The Asset Purchase Agreement contains customary representations, warranties and covenants of Yumanity and Janssen, including covenants relating to obtaining the requisite approval of the stockholders of Yumanity and Yumanity’s conduct of its business between the date of signing of the Asset Purchase Agreement and the closing of the Asset Sale.

The closing of the Asset Sale is subject to customary closing conditions for transactions of this type including, among other things, (i) the required approval by Yumanity’s stockholders, (ii) the accuracy of the representations and warranties, subject to materiality qualifications and (iii) compliance by the parties with their respective covenants.

Merger Agreement

Concurrently with the execution of the Asset Purchase Agreement, on June 5, 2022 Yumanity entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kineta, Inc., a Washington corporation (“Kineta”), and Yacht Merger Sub, Inc., a Washington corporation and wholly-owned subsidiary of Yumanity (“Merger Sub”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by Yumanity’s stockholders and Kineta’s shareholders, Merger Sub will be merged with and into Kineta (the “Merger”), with Kineta surviving the Merger as a wholly-owned subsidiary of Yumanity. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”): (i) each share of Kineta common stock outstanding immediately prior to the Effective Time (excluding shares held by Kineta, Merger Sub, any subsidiary of Kineta or any Kineta shareholder who has exercised and perfected their dissenters’ rights) will be converted solely into the right to receive a number of shares of Yumanity’s common stock (the “Shares”), equal to an exchange ratio based on (A) the fully diluted capitalization of the parties as of closing, taking into account Kineta’s outstanding stock options, warrants and restricted stock units and Yumanity’s outstanding stock options, warrants, restricted stock units and restricted stock awards and (B) a valuation of Yumanity equal to $34,000,000, subject to adjustment as described in the Merger Agreement, and a valuation of Kineta equal to $194,000,000 (the “Exchange Ratio”), (ii) each outstanding Kineta stock option will be exchanged for an option to purchase an adjusted number of shares of Yumanity’s common stock at an adjusted exercise price per share but subject to the same terms and conditions (including with respect to vesting) as the Kineta stock option, (iii) each outstanding Kineta warrant will be converted into and become a warrant to purchase an adjusted number of shares of Yumanity’s common stock, at an adjusted exercise price per share but subject to the same terms and conditions as the Kineta warrant, and (iv) each outstanding Kineta restricted stock unit will be converted into and become a restricted stock unit with respect to an adjusted number of shares of Yumanity’s common stock, subject to the same terms and conditions as the Kineta restricted stock unit.

Following the closing of the Merger and after applying the Exchange Ratio, the former Kineta shareholders immediately before the Merger are expected to own approximately 85% of the outstanding capital stock of Yumanity, and the stockholders of Yumanity immediately before the Merger are expected to own approximately 15% of the outstanding capital stock of Yumanity, subject to certain assumptions.

Under certain circumstances further described in the Merger Agreement, Yumanity’s valuation may be adjusted upward or downward, with a corresponding adjustment to the Exchange Ratio, based on whether Yumanity has net cash above or below $10,000,000 at the closing of the Merger.

Following the closing of the Merger, Shawn Iadonato, Ph.D. will serve as Yumanity’s Chief Executive Officer. Additionally, following the closing of the Merger, the board of directors of Yumanity will consist of six (6) directors, including two (2) directors to be designated by the current board of directors of Yumanity and consented to by Kineta.

The Merger Agreement contains customary representations, warranties and covenants made by Yumanity and Kineta, including covenants relating to obtaining the requisite approvals of the stockholders of Yumanity and the shareholders of Kineta, indemnification of directors and officers, and the conduct of Yumanity’s and Kineta’s respective businesses between the date of signing of the Merger Agreement and the closing of the Merger.

In connection with the Merger, Yumanity will prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will contain a prospectus and a proxy statement, and will seek the approval of Yumanity’s stockholders with respect to certain actions, including the following (collectively, the “Yumanity Stockholder Proposals”):

(i)	the issuance of the Shares to Kineta’s shareholders and the change of control of Yumanity resulting from the Merger pursuant to Nasdaq rules;

(ii)	the issuance of shares of Yumanity common stock to the Investors in the Financing to be consummated in connection with the Merger, as further described below;

(iii)

the amendment of Yumanity’s certificate of incorporation to effect a reverse stock split of all outstanding shares of Yumanity’s common stock at a reverse stock split ratio mutually agreed to by Yumanity and Kineta;

(iv)	the Asset Sale, Asset Purchase Agreement, Merger and Merger Agreement;

(v)	a new equity incentive plan; and

(vi)

the adjournment of the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the preceding proposals (i), (ii), (iii) and (iv).

The closing of the Merger is subject to satisfaction or waiver of certain conditions including, among other things, (i) the required approvals by the parties’ stockholders, (ii) the accuracy of the representations and warranties, subject to certain materiality qualifications, (iii) compliance by the parties with their respective covenants, (iv) no law or order preventing the Merger and related transactions, (v) the listing of the Shares on the Nasdaq Capital Market, (vi) Yumanity having a minimum of $7,500,000 in net cash and (vii) a minimum aggregate amount of cash proceeds of $27,500,000 received by Yumanity from the Financing and any other interim financing by Kineta prior to or substantially simultaneously with the closing of the Merger.

The Merger Agreement contains a limited contractual ability of the Yumanity and Kineta Boards of Directors to change their recommendations to their respective shareholders. The Merger Agreement is only terminabe in certain circumstances, including, among others, as mutually agreed by the parties, if the closing of the Merger has not occurred within 7 months from the signing date, in the event of an uncured breach and in the event certain material events occur. Yumanity may be required to pay Kineta a termination fee equal to $500,000 and reimburse certain third-party expenses incurred up to a maximum of $250,000 if the Merger Agreement is terminated under certain circumstances. Kineta may be required to pay Yumanity a termination fee equal to $1,000,000 and reimburse certain third-party expenses up to a maximum of $500,000 if the Merger Agreement is terminated under certain circumstances.

Yumanity Support Agreements

In connection and concurrently with the execution of the Merger Agreement, the executive officers and directors of Yumanity who hold shares of Yumanity’s common stock, representing approximately 12% of the outstanding capital stock of Yumanity as of the date of the Merger Agreement, entered into support agreements with Kineta and Yumanity relating to the Merger (the “Yumanity Support Agreements”). The Yumanity Support Agreements provide, among other things, that the stockholders who are parties thereto will vote all of the shares of Yumanity capital stock held by them in favor of the Yumanity Stockholder Proposals and against any competing acquisition proposals. The Yumanity Support Agreements also place certain customary restrictions on the transfer of shares of Yumanity held by the respective signatories thereto prior to the closing of the Merger.

Kineta Support Agreements

In connection and concurrently with the execution of the Merger Agreement, certain officers, directors and shareholders of Kineta, representing approximately 34% of the outstanding equity of Kineta as of date of the Merger Agreement, entered into support agreements with Yumanity and Kineta (the “Kineta Support Agreements,” and together with the Yumanity Support Agreements, the “Support Agreements”). The Kineta Support Agreements provide, among other things, that the parties thereto will vote all of the shares of Kineta capital stock held by them in favor of the adoption of the Merger Agreement, the approval of the Merger and the other transactions contemplated by the Merger Agreement and against any competing acquisition proposals, and will deliver written consents within 10 business days of the Form S-4 filed in connection with the Asset Sale and the Merger being declared effective by the SEC. The Kineta Support Agreements also place certain customary restrictions on the transfer of the securities of Kineta held by the respective signatories thereto, prior to the closing of the Merger.

Lock-Up Agreements

In connection with the execution of the Merger Agreement, certain officers, directors and shareholders of Kineta entered into lock-up agreements (the “Lock-Up Agreements), pursuant to which the signatories thereto accepted certain restrictions on the transfer of the shares of Yumanity’s common stock they will be receiving in connection with the Merger for the 180-day period following the closing of the Merger. All other shareholders of Kineta will be subject to similar restrictions on the transfer of shares of Yumanity’s common stock for the 180-day period following the closing of the Merger pursuant to Yumanity’s by-laws, which will be amended at or immediately following the Effective Time to provide for such restrictions.

Private Placement and Securities Purchase Agreement

Concurrently with the execution of the Merger Agreement, on June 5, 2022, Yumanity entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the purchasers named therein (the “Investors”).

Pursuant to the Securities Purchase Agreement, Yumanity agreed to sell shares of Yumanity’s common stock in a private placement at an aggregate purchase price of $30,000,000 (the “Financing”).

The closing of the Financing is expected to occur immediately following, and is conditioned upon, the closing of the Merger. The securities to be issued in the Financing are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), as a transaction by an issuer not involving a public offering. The Investors have agreed to acquire the shares in the Financing for investment purposes and not with a view to resale or distribution thereof.

Registration Rights Agreement

Concurrently with the execution of the Securities Purchase Agreement, on June 5, 2022, Yumanity entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, Yumanity will prepare and file a resale registration statement with the SEC within 60 calendar days following the closing of the Financing covering the shares of Yumanity’s common stock issued in the Financing. Yumanity has also agreed, among other things, to indemnify the Investors and their respective directors, officers, stockholders, members, partners, employees and agents, and each person who controls such Investor, from certain liabilities and to pay certain expenses incurred by Yumanity in connection with the registration of the shares issued in the Financing.

The Asset Purchase Agreement, the Merger Agreement, the Support Agreements, the Lock-Up Agreements, the Securities Purchase Agreement and the Registration Rights Agreement (and the foregoing descriptions of such agreements and the transactions contemplated thereby) have been included to provide investors and stockholders with information regarding the terms of such agreements and the transactions contemplated thereby. It is not intended to provide any other factual information about Yumanity, Janssen or Kineta. The representations, warranties and covenants contained in the agreements were made only as of specified dates for the purposes of the respective agreements, were made solely for the benefit of the parties to such agreements and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the agreements and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC. Investors and stockholders are not third-party beneficiaries under these agreements. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures. The foregoing descriptions of the Asset Purchase Agreement, the Merger Agreement, the Support Agreements, the Lock-Up Agreements, the Securities Purchase Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to those agreements or the forms thereof, as applicable, which are attached hereto as Exhibits 2.1, 2.2, 2.3, 2.4, 2.5, 2.6 and 2.7, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K with respect to the Securities Purchase Agreement and the Financing is hereby incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2022, conditioned on the signing of the Merger Agreement and Asset Purchase Agreement, Yumanity approved transaction success bonuses for each of Dr. Richard Peters and Michael Wyzga equal to their respective annual pro-rated bonus target, payable at the later of the closing of the transactions contemplated by the Merger Agreement and the closing of the transactions contemplated by the Asset Purchase Agreement (the “Earned Date”) subject to continued employment through such date and provided that both such transactions close in the 2022 calendar year. The amount of each transaction success bonus will equal to $309,444 for Dr. Peters and $140,000 for Mr. Wyzga, which amounts will be prorated by multiplying such amounts by a fraction, the numerator of which is the number of days between January 1, 2022 and the Earned Date and the denominator of which is 365.

Item 7.01	Regulation FD Disclosure.

On June 6, 2022, Yumanity and Kineta issued a joint press release announcing the execution of the Asset Purchase Agreement and the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Yumanity and Kineta also hosted a joint conference call on June 6, 2022 to discuss the proposed Merger. Copies of the slide presentation and conference call transcript from the joint conference call are attached hereto as Exhibits 99.2 and 99.3, respectively.

The information in this Item 7.01, including Exhibits 99.1, 99.2 and 99.3 attached hereto, is being furnished, shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Forward Looking Statements

This Current Report on Form 8-K and the exhibits furnished herewith contain forward-looking statements based upon the current expectations of Yumanity and Kineta. Forward-looking statements involve risks and uncertainties and include, but are not limited to, statements about the structure, timing and completion of the proposed transactions; the listing of the combined company on Nasdaq after the closing of the proposed Merger; expectations regarding the ownership structure of the combined company after the closing of the proposed Merger; the expected executive officers and directors of the combined company; the expected cash position of each of Yumanity and Kineta and the combined company at the closing of the proposed Merger; the future operations of the combined company; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates of the combined company; the executive and board structure of the combined company; the location of the combined company’s corporate headquarters; anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for data and other clinical and preclinical results; Kineta having sufficient resources to advance its pipeline; and other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) the risk that the conditions to the closing of the proposed transactions are not satisfied, including the failure to timely obtain stockholder approval for the transactions, if at all; (ii) uncertainties as to the timing of the consummation of the proposed transactions and the ability of each of Yumanity, Kineta and Janssen to consummate the proposed Merger or Asset Sale, as applicable; (iii) risks related to Yumanity’s ability to manage its operating expenses and its expenses associated with the proposed transactions pending closing; (iv) risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the proposed transactions; (v) the risk that as a result of adjustments to the exchange ratio, Yumanity stockholders and Kineta shareholders could own more or less of the combined company than is currently anticipated; (vi) risks related to the market price of Yumanity’s common stock relative to the exchange ratio; (vii) unexpected costs, charges or expenses resulting from either or both of the proposed transactions; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transactions; (ix) the risk that the amount of the dividend distributed to Yumanity stockholders in connection with the Asset Sale, if any, may be lower than currently anticipated; (x) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs; (xi) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (xii) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; and (xiii) risks associated with the possible failure to realize certain anticipated benefits of the proposed transactions, including with respect to future financial and operating results. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section titled “Risk Factors” in Yumanity’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC, and in other filings that Yumanity makes and will make with the SEC in connection with the proposed transactions, including the proxy statement/prospectus described below under “Additional Information about the Proposed Merger and Asset Sale and Where to Find It.” You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Except as required by law, Yumanity expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Additional Information about the Proposed Merger and Asset Sale and Where to Find It

This communication may be deemed to be solicitation material with respect to the proposed transactions between Yumanity and Kineta and between Yumanity and Janssen. In connection with the proposed transactions, Yumanity intends to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a prospectus and a proxy statement. Yumanity will mail the proxy statement/prospectus to the Yumanity stockholders, and the securities may not be sold or exchanged until the registration statement becomes effective. Investors and securityholders of Yumanity and Kineta are urged to read these materials when they become available because they will contain important information about Yumanity, Kineta and the proposed transactions. This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Yumanity may file with the SEC or send to securityholders in connection with the proposed transactions. Investors and securityholders may obtain free copies of the documents filed with the SEC, once available, on Yumanity’s website at www.yumanity.com, on the SEC’s website at www.sec.gov or by directing a request to Yumanity’s Investor Relations at (212) 213-0006 ext. 331.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Participants in the Solicitation

Each of Yumanity, Kineta and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Yumanity in connection with the proposed transactions. Information about the executive officers and directors of Yumanity is set forth in Yumanity’s Definitive Proxy Statement on Schedule 14A relating to the 2022 Annual Meeting of Stockholders, filed with the SEC on April 25, 2022. Other information regarding the interests of such individuals, who may be deemed to be participants in the solicitation of proxies for the stockholders of Yumanity, will be set forth in the proxy statement/prospectus, which will be included in Yumanity’s registration statement on Form S-4 when it is filed with the SEC. You may obtain free copies of these documents as described above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated June 5, 2022, by and among Yumanity and Janssen.

2.2*	Agreement and Plan of Merger, dated June 5, 2022, by and among Yumanity, Kineta and Merger Sub.

2.3	Form of Yumanity Support Agreement, dated June 5, 2022, by and among Kineta, Yumanity and each of the parties named in each agreement therein.

2.4	Form of Kineta Support Agreement, dated June 5, 2022, by and among Yumanity, Kineta and each of the parties named in each agreement therein.

2.5	Form of Lock-up Agreement, dated June 5, 2022, by each of the parties named in each agreement therein.

2.6*	Form of Securities Purchase Agreement, dated June 5, 2022, by each of the parties named therein.

2.7*	Form of Registration Rights Agreement, dated June 5, 2022, by each of the parties named therein.

99.1	Joint Press Release of Yumanity and Kineta, dated June 6, 2022.

99.2	Presentation Slides, dated June 6, 2022.

99.3	Conference Call Transcript, dated June 6, 2022.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2022	Yumanity Therapeutics, Inc.

	By:	/s/ Richard Peters
	Name:	Richard Peters
	Title:	President & Chief Executive Officer